UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
________________________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 31, 2024
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OneSpan Inc.
(Exact name of registrant as specified in charter)
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Delaware	000-24389	36-4169320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1 Marina Park Drive, Unit 1410
Boston, Massachusetts 02210
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (312) 766-4001
N/A
(Former name, former address and former fiscal year, if changed since last report)
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Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	OSPN	NASDAQ
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 31, 2024, the Board of Directors (the “Board”) of OneSpan Inc. (the “Company”) appointed Victor Limongelli as President and Chief Executive Officer, effective immediately.

Mr. Limongelli has served as the Company’s Interim Chief Executive Officer since January 4, 2024. Prior to that, he was Chief Executive Officer at BQE Software, a private SaaS company providing billing, accounting, and similar functionality to professional services firms, from September 2021 to April 2023. From April 2018 to August 2021, he served as Chief Executive Officer of MobileCause, Inc., a private equity-backed SaaS company focused on fundraising and donor engagement for nonprofits, and from November 2015 to April 2018, he was initially Chairman of the Board and then Chief Executive Officer of AccessData Group, a privately held security software company. From May 2003 through November 2014, Mr. Limongelli held a number of executive positions with Guidance Software, Inc., a publicly traded security software company, including over 9 years as President and 7 years as its Chief Executive Officer. Mr. Limongelli received an A.B. from Dartmouth College and a J.D. from Columbia University. No family relationships exist between Mr. Limongelli and any of the Company’s directors or other executive officers. There are no other arrangements between Mr. Limongelli and any other person pursuant to which he was selected as an officer, nor are there any transactions to which the Company is or was a participant and in which Mr. Limongelli has a material interest subject to disclosure under Item 404(a) of Regulation S-K. Mr. Limongelli is 57 years old.

In connection with Mr. Limongelli’s appointment, the Company and Mr. Limongelli entered into an Executive Employment Agreement dated July 31, 2024 (the “Employment Agreement). The Employment Agreement supersedes and replaces the interim employment agreement between the parties (the “Interim Agreement”). Under the Employment Agreement, Mr. Limongelli will receive an initial annual base salary of $600,000 and, beginning with the second half of 2024, be eligible to participate in the Company’s annual cash incentive bonus plan. His target bonus amount for the second half of 2024 will be $500,000, and starting in 2025, his annual target bonus amount will be equal to 100% of his base salary for the applicable year. In addition to a discretionary cash bonus of $500,000 previously earned pursuant to the Interim Agreement, Mr. Limongelli is eligible under the Employment Agreement for a cash bonus of up to $500,000 based on his performance in the remainder of 2024, to be determined in the discretion of the Board or a committee of the Board. The Employment Agreement also provides that, in 2025 and each year of employment thereafter, Mr. Limongelli will be entitled to receive a performance-based annual long-term incentive award under the Company’s 2019 Omnibus Incentive Plan or its successor (the “Plan”) with a target value of at least $1,800,000. The annual grant, to the extent the relevant performance metrics have been achieved, will vest as to one-third of the earned shares annually over a three-year period, unless the Board approves a shorter vesting schedule for the senior executives of the Company generally, in which case such shorter vesting schedule will apply.

In connection with and as provided under the Employment Agreement, on July 31, 2024, Mr. Limongelli was awarded the following equity grants under the Plan: a grant for 100,000 restricted stock units with respect to the Company’s common stock (“RSUs”) which will vest in approximately equal installments on each of July 31, 2025, January 4, 2026 and January 4, 2027, subject to Mr. Limongelli’s continued service with the Company (the “Special RSU Grant”); and a performance-based RSU grant for a target amount of 300,000 performance-based RSUs (the “Special PSU Grant”).

The Special PSU Grant will vest upon the achievement of both a performance-based condition and a continued service condition. One-third of the RSUs subject to the Special PSU Grant will satisfy the performance-based vesting condition upon certification by the Management Development and Compensation Committee of the Board (the “Committee”) of the achievement of a Price Goal of $18.00, one-third upon certification by the Committee of the achievement of a Price Goal of $20.00, and one-third upon certification by the Committee of the achievement of a Price Goal of $22.00, in each case during the period commencing on the July 31, 2024 and ending on the fourth anniversary thereof (the “Performance Period”). A “Price Goal” shall mean a 45-Day VWAP of a share of the Company’s common stock that equals or exceeds $18.00, $20.00, or $22.00, as the case may be. “45-Day VWAP” for this purpose means, as of any Trading Day, the volume-weighted average price of a share of Company common stock for the 45 consecutive Trading Days ending on and including such date. A “Trading Day” is a day on which shares of the Company’s common stock are traded on the Nasdaq Capital Market.

The continued service vesting condition will be satisfied if Mr. Limongelli has remained in continuous service with the Company through the later of (i) the date on which the Committee certifies achievement of a Price Goal and (ii) July 31, 2025. Notwithstanding the foregoing, if a Price Goal has been certified as having been achieved prior to July 31, 2025 and Mr. Limongelli’s service is terminated by the Company without Cause, by reason of his death or Disability, or by Mr. Limongelli for Good Reason prior to that date, any restricted stock units that have satisfied the performance-based vesting condition as of such date of termination shall become fully vested. The terms “Cause”, “Disability” and “Good Reason” shall have the meanings given to them in the Employment Agreement.

The Employment Agreement has an initial term of two years and then automatically renews for successive one-year terms, unless either the Company or Mr. Limongelli provides written notice of non-renewal to the other party at least 90 days prior to the expiration of the then-current term, or if it is terminated earlier in accordance with its terms. If Mr. Limongelli’s employment is terminated by the Company without Cause, the Company elects not to renew his Employment Agreement, or he resigns his employment for Good Reason (in each case, a “Qualifying Termination”), he will be entitled to the following severance benefits: continued payment of his base salary for a period of 12 months; a payment equal to his then-current target bonus amount, payable in full with his first installment of salary-based severance; and, subject to Mr. Limongelli’s election of COBRA continuation coverage, Company-paid COBRA premiums for up to 12 months. In order to receive the forgoing severance benefits, Mr. Limongelli must sign a customary separation agreement and general release in favor of the Company and its affiliates. The Employment Agreement also includes customary confidentiality obligations as well as non-solicitation covenants that will continue in effect for 12 months following a termination of employment.

If a Qualifying Termination occurs contemporaneous with or within 18 months after a Change in Control, as defined in the Plan (the “Change in Control Period”), Mr. Limongelli will receive the same severance benefits described above, except that the installment payments of the salary-based severance will be accelerated and paid in a lump sum. In addition, any unvested RSUs under the Special RSU Grant will vest in full upon a Qualifying Termination during the Change in Control Period, or immediately prior to the Change in Control if the acquiring or succeeding corporation does not agree to continue, substitute or assume the RSUs that are unvested at that time. In the event of a Change in Control that is a Corporate Transaction (as defined in the Plan) during the Performance Period, and subject to Mr. Limongelli’s continued service through the date of such Change in Control, the Special PSU Grant will vest as follows: (i) if the applicable per share closing consideration for the Company’s common stock in such Change in Control is between $16.00 and $18.00 per share, 150,000 shares will vest, unless the $18.00 Price Goal has previously been achieved, in which case 50,000 additional shares will vest; (ii) if the applicable per share closing consideration for the Company’s common stock in such Change in Control is between $18.00 and $20.00 per share, 225,000 shares will vest, unless the $20.00 Price Goal has previously been achieved, in which case 25,000 additional shares will vest; and (iii) if the applicable per share closing consideration for the Company’s common stock in such Change in Control is between $20.00 and $22.00, 300,000 shares will vest unless the $22.00 Price Goal has previously been achieved, in which case no additional shares will vest. Any performance-based restricted stock units from the Special PSU Grant that do not vest in connection with a Change in Control as described in the prior sentence will be forfeited.

The foregoing description of the Employment Agreement is qualified by reference to the Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Special PSU Grant is qualified by reference to the Special PSU Grant award agreement, a copy of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

ITEM 9.01 Financial Statements and Exhibits
(d)Exhibits.

Exhibit Number	Description
10.1	Executive Employment Agreement dated July 31, 2024 between the Company and Victor Limongelli
10.2	Special PSU Grant Agreement between the Company and Victor Limongelli
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 1, 2024	OneSpan Inc.

/s/ Lara Mataac
Lara Mataac
General Counsel